EXHIBIT 23.1

Consent of Amisano Hanson Certified Accountants

Terry Amisano Ltd. Kevin Hanson, CA	Amisano Hanson Chartered Accountants

CONSENT OF INDEPENDENT AUDITORS

August 26, 2003

Knightsbridge Resources Inc.
91 Commercial Road
Poole, Dorset, U.K.
BH14 0JD

Re: Form SB-1 Registration Statement

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-1 of our report dated January 27, 2003, relating to the financial statements of Knightsbridge Resources Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

"Amisano Hanson"

Amisano Hanson, Chartered Accountants

Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net